UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 14, 2021
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TRISTATE CAPITAL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)
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Commission file number: 001-35913
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Pennsylvania		20-4929029
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification No.)

One Oxford Centre		(412)	304-0304
301 Grant Street, Suite 2700		(Registrant’s telephone number, including area code)
Pittsburgh,	Pennsylvania	15219
(Address of principal executive offices)		(Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	TSC	Nasdaq Global Select Market
Depositary Shares, Each Representing a 1/40th Interest in a Share of 6.75% Fixed-to-Floating Rate Series A Non-Cumulative Perpetual Preferred Stock	TSCAP	Nasdaq Global Select Market
Depositary Shares, Each Representing a 1/40th Interest in a Share of 6.375% Fixed-to-Floating Rate Series B Non-Cumulative Perpetual Preferred Stock	TSCBP	Nasdaq Global Select Market

Indicate by check mark whether the registrant is emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Exchange Act of 1934 (§ 240.12b-2 of this chapter).    Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 14, 2021, the Board of Directors (the “Board”) of TriState Capital Holdings, Inc. (the “Company”) appointed Christopher M. Doody as a director of the Company, effective immediately. Mr. Doody was appointed as a Class II director and his initial term will expire at the Company’s 2022 annual meeting of shareholders. Mr. Doody also was appointed a member of the board of directors of the Company’s bank subsidiary, TriState Capital Bank (the “Bank”).

Mr. Doody was appointed to the Board pursuant to the terms of the Investment Agreement between the Company and T-VIII PubOpps LP, a Delaware limited partnership (“T-VIII PubOpps”) and an affiliate of investment funds managed by Stone Point Capital LLC (“Stone Point”), dated October 10, 2020, as amended by Amendment No. 1, dated December 9, 2020 (the “Investment Agreement”). The Investment Agreement provides that T-VIII PubOpps is entitled to designate one representative to be appointed to the Board and the board of directors of the Bank until such time as T-VIII PubOpps and its affiliates no longer beneficially own 4.5% of the Company’s outstanding shares of Common Stock (defined hereafter) (including shares issuable upon conversion of the Series C perpetual non-cumulative convertible non-voting preferred stock or exercise of the warrants that were issued pursuant to the Investment Agreement). As used, the “Common Stock” means voting common stock, no par value, of the Company, or non-voting common stock, no par value, of the Company, as applicable.

Mr. Doody’s qualifications to serve on the Board include his extensive experience as a director of several bank holding companies and his experience with financial services companies as a Principal of Stone Point, a private equity firm focused primarily on the financial services industry. Prior to the formation of Stone Point in 2005, Mr. Doody served as a Vice President at MMC Capital Corporation, Inc., which he joined in 1998. Mr. Doody served at Merrill Lynch & Co., Inc., where he was an Analyst in the Financial Institutions Investment Banking Group from 1995 to 1998. Mr. Doody holds an M.B.A. from the Columbia University Graduate School of Business and a B.A. in Economics from Middlebury College.

In connection with his appointment, the Board determined that Mr. Doody is an independent director under applicable listing standards of the Nasdaq Global Select Market.

In connection with Mr. Doody’s appointment, Stone Point received a grant of 3,000 restricted shares of the Company’s Common Stock that will vest on the third anniversary of the grant date. Stone Point also received a retainer of $35,000, which was paid in restricted shares of the Company’s Common Stock based on the closing stock price of the Company on January 14, 2021, which restricted shares will vest on the third anniversary of the grant date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TRISTATE CAPITAL HOLDINGS, INC.

By	/s/ James F. Getz
James F. Getz
Chairman, President and Chief Executive Officer

Date: January 15, 2021

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